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                                                                    Exhibit 16.1

  April 22, 2002
  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Point Therapeutics, Inc. (formerly HMSR Inc.) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

     /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP